OLD MUTUAL FUNDS II

AMENDMENT TO AMENDED AND RESTATED EXTENDED EXPENSE LIMITATION AGREEMENT

THIS AMENDMENT dated March 6, 2009 to the Amended and Restated Extended Expense Limitation Agreement dated January 23, 2008 (the “Extended Expense Limitation Agreement”), by and between Old Mutual Funds II (“OMF II”) and Old Mutual Capital, Inc., shall be as follows:

WHEREAS, effective after the close of business on March 27, 2009, Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Small Cap Fund were reclassified as Class A, Class C, Class Z and Institutional Class shares of the Old Mutual TS&W Small Cap Value Fund, respectively;

WHEREAS, effective after the close of business on March 27, 2009, Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Mid-Cap Fund were reclassified as Class A, Class C, Class Z and Institutional Class shares of the Old Mutual TS&W Mid-Cap Value Fund, respectively;

WHEREAS, effective after the close of business on March 27, 2009, Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Developing Growth Fund were reclassified as Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Strategic Small Company Fund, respectively;

WHEREAS, effective after the close of business on March 27, 2009, Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Select Growth Fund were reclassified as Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Large Cap Growth Fund, respectively; and

WHEREAS, the parties wish to extend the term of the Extended Expense Limitation Agreement pursuant to Paragraph II of the Extended Expense Limitation Agreement.

NOW, THEREFORE, the parties agree as follows:

1.	Effective following the close of business on March 27, 2009, Schedule A to the Extended Expense Limitation Agreement shall be replaced with Schedule A attached hereto.

2.	The Extended Expense Limitation Agreement shall continue in effect through July 31, 2019.

3.	Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Extended Expense Limitation Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first written above.

	OLD MUTUAL FUNDS II		OLD MUTUAL CAPITAL, INC.

By:	/s/ Robert T. Kelly	By:	/s/ Mark E. Black
Name:	Robert T. Kelly	Name:	Mark E. Black
Title:	Treasurer	Title:	Chief Financial Officer

SCHEDULE A
DATED MARCH 6, 2009
TO
AMENDED AND RESTATED EXTENDED EXPENSE LIMITATION AGREEMENT
BETWEEN
OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.
DATED JANUARY 23, 2008

	Class A Expense Limit	Class C Expense Limit	Institutional Class Expense Limit	Class Z Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Advantage Growth Fund	N/A	N/A	2.75%	N/A
Old Mutual Analytic U.S. Long/Short Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual Barrow Hanley Value Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual Columbus Circle Technology and Communications Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual Discover Value Fund	N/A	N/A	2.75%	N/A
Old Mutual Focused Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual Growth Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual Heitman REIT Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual Large Cap Growth Fund (formerly known as the Old Mutual Large Cap Growth Concentrated Fund)	3.00%	3.75%	2.75%	2.75%
Old Mutual Strategic Small Company Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual TS&W Mid-Cap Value Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual TS&W Small Cap Value Fund	3.00%	3.75%	2.75%	2.75%

Fixed Income Funds
Old Mutual Barrow Hanley Core Bond Fund	N/A	N/A	2.75%	N/A
Old Mutual Cash Reserves Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual Dwight High Yield Bond Fund	N/A	N/A	2.75%	N/A
Old Mutual Dwight Intermediate Fixed Income Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual Dwight Short Term Fixed Income Fund	3.00%	3.75%	2.75%	2.75%